UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A-3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

CAL-MAINE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	64-0500378
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1052 Highland Colony Pkwy, Suite 200 Ridgeland, Mississippi	39157
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

Cal-Maine Foods, Inc., a Delaware corporation (the “Company”), hereby amends and restates its Registration Statement on Form 8-A/A-2 (File No. 001-38695), filed with the Securities and Exchange Commission on March 27, 2025, to update its description of securities and exhibits.

Item 1.	Description of Registrant’s Securities to be Registered.

On April 15, 2025, the Company filed a Form S-3 Registration Statement (No. 333-286548) under the Securities Act of 1933, as amended, relating to shares of its Common Stock, par value $0.01 per share (the “Common Stock”), the Prospectus of which includes a description of the Common Stock under the caption “Description of Capital Stock.” This description is incorporated herein by reference. The Common Stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, as the Common Stock is and has been listed for trading on The Nasdaq Stock Market since December 1996.

The description of the Common Stock is qualified in its entirety by reference to the full text of the Company’s Fourth Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, which are filed as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fourth Amended and Restated Certificate of Incorporation of Cal-Maine Foods, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-3 filed on April 15, 2025, Registration No. 333-286548)
4.2	Amended and Restated Bylaws of Cal-Maine Foods, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on March 27, 2025)
4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1 filed October 25, 1996, Registration No. 333-14809)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAL-MAINE FOODS, INC.

Date: April 16, 2025

	By:	/s/ Max P. Bowman
Max P. Bowman
Director, Vice President, and Chief Financial Officer

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